EXHIBIT 99.2



  [ATMOS ENERGY CORPORATION AND UNITED CITIES GAS COMPANY LOGOS
                          APPEAR HERE]

                          NEWS RELEASE

DATE:  June 25, 1997                    ATMOS MEDIA CONTACT:
                                        Margaret Watson
                                        (972)855-4050

FOR RELEASE:  IMMEDIATELY               ATMOS INVESTOR/
                                        ANALYST CONTACT:
                                        Don James
                                        (972)855-3720

                                        UNITED CITIES CONTACT:
                                        Jim Ford
                                        (615)373-5310, ext. 302

            ILLINOIS COMMISSION APPROVES ATMOS MERGER
                       WITH UNITED CITIES

     (Dallas, Texas) -- Atmos Energy Corporation (NYSE:ATO) and
United Cities Gas Company (NASDAQ: UCIT) announced today that the
Illinois Commerce Commission has issued an order, dated June 25, 1997, approving the merger of United Cities and Atmos.

     The Commission order reflects the agreement previously reached by the parties to the approval proceeding. The only parties are Atmos, United Cities and the Commission staff. The parties to the proceeding now have a 30-day period in which to seek rehearing.

     "The approval by the Illinois Commerce Commission is the final approval required for the merger of United Cities and Atmos. We expect to close the transaction in the last week of July," said Robert W. Best, chairman, president, and chief executive officer of Atmos.

     United Cities Gas Company distributes natural gas and propane gas to approximately 350,000 customers in 10 states. The company is also engaged in other energy-related business.

     Atmos Energy Corporation provides natural gas service to more than 680,000 customers in Texas, Colorado, Kansas, Missouri, Louisiana, and Kentucky through its operating companies - Energas Company, Greeley Gas Company, Trans Louisiana Gas Company and Western Kentucky Gas Company.
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